Exhibit — 23

Consent of Experts and Counsel
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-8 No. 333-142428) pertaining to the Milacron Inc. Director Deferred Compensation Plan,

Registration Statement (Form S-8 No. 333-116414) pertaining to the Milacron Inc. 2004 Long-term Incentive Plan,

Registration Statements (Form S-8 Nos. 333-115948 and 333-115949) pertaining to the Milacron Inc. Retirement Savings Plan,

Registration Statement (Form S-8 No. 33-56403) pertaining to the Milacron Inc. 1994 Long-term Incentive Plan,

Registration Statement (Form S-8 No. 333-69194) pertaining to the Milacron Inc. 1997 Long-term Incentive Plan, and

Registration Statement (Form S-8 No. 333-74426) pertaining to the Milacron Inc. Plan for the Deferral of Directors’ Compensation;

of our reports dated March 24, 2008, with respect to the consolidated financial statements and schedule of Milacron Inc., and the effectiveness of internal control over financial reporting of Milacron Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/  Ernst & Young LLP

Cincinnati, Ohio
March 24, 2008

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